EXHIBIT 23.3


     INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of DQE, Inc. on Form S-4 of our report dated January 28, 1997, appearing in the Annual Report on Form 10-K of DQE, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


     /s/ Deloitte & Touche LLP

     DELOITTE & TOUCHE LLP

     Pittsburgh, Pennsylvania
     July 30, 1997